Exhibit 16.1

CROSS, FERNANDEZ AND RILEY, LLP

CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS

June 2, 2008

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Signature Exploration and Production Corp.’s (formerly Diabetic Treatment Centers of America, Inc.) statements included under Item 4.01 of its Form 8-K filed on June 2, 2008, and we agree with such statements concerning our firm.

/s/ CROSS, FERNANDEZ AND RILEY, LLP

CROSS, FERNANDEZ AND RILEY, LLP